Exhibit 3.91

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

BADGER POWER ASSOCIATES, L.P.

This First Amendment to the Amended and Restated Limited Partnership Agreement of Badger Power Associates, L.P. (the “Partnership”) dated as of the 31st day of January, 2001 (the “LP Agreement”), by and among Beardsley Power Corporation, a Minnesota corporation (“Beardsley”), and Badger Power Generation I Inc., a Delaware corporation (“Badger I”), as General Partners, and Badger Power Generation II Inc., a Delaware corporation (“Badger II”), and ElF Badger Power LLC, a Delaware limited liability company (“EIF”), as limited partners.

1.                                            Purpose. The purpose of this amendment is to:

(i) reflect the conversion of Badger I to a limited liability company pursuant to filing with the Delaware Secretary of State effective March 10, 2004;

(ii) reflect the conversion of Badger II to a limited liability company pursuant to filing with the Delaware Secretary of State effective March 10, 2004;

(iii) reflect the withdrawal of Beardsley as a general partner of the Partnership and the admission of Teton Power Holdings, LLC, a Delaware limited liability company (“Teton”) as a general partner, pursuant to an Agreement for Acquisition of General Partnership Interest dated as of March 25, 2004 between Beardsley and Teton;

(iv) reflect the withdrawal of EIF as a limited partner of the Partnership and the admission of Teton as a limited partner, pursuant to an Agreement for Acquisition of Limited Partnership Interests dated as of February 6, 2004;

(v) reflect a change in address of the General Partners and the Limited Partner; and

(vi) update and conform Exhibit I to the LP Agreement to accurately reflect the current owners of the Partnership.

2.                                            General Partner Conversion. The LP Agreement is hereby amended by striking all references to Badger Power Generation I Inc., a Delaware corporation, as General Partner and by replacing each reference with Badger Power Generation I LLC, a Delaware limited liability company.

3.                                            Limited Partner Name Conversion. The LP Agreement is hereby amended by striking all references to Badger Power Generation II Inc., a Delaware corporation, as Limited Partner and by replacing each reference with Badger Power Generation II LLC, a Delaware limited liability company.

4.                                            General Partner Admission. The LP Agreement is hereby amended by striking all references to Beardsley as a General Partner and by replacing each reference with Teton.

5.                                            Limited Partner Admission. The LP Agreement is hereby amended by striking all references to EIF as a Limited Partner and by replacing each reference with Teton.

6.                                            Change of Address. The LP Agreement is hereby amended by striking Article 1.3 in its entirety and by replacing it with the following new Article:

1.3.                                                 Names and Addresses: Designation of Partners: The names and addresses of the Partners and their designation as General Partners and Limited Partners are:

(a) General Partners:	Teton Power Holdings, LLC
c/o ArcLight Capital Holdings, LLC
200 Clarendon St., 55th floor
Boston, MA 02117

Badger Power Generation I LLC
c/o ArcLight Capital Holdings, LLC
200 Clarendon, St., 55th floor
Boston, MA 02117

(b) Limited Partners:	Teton Power Holdings, LLC
c/o ArcLight Capital Holdings, LLC
200 Clarendon St., 55th floor
Boston, MA 02117

Badger Power Generation II LLC
c/o ArcLight Capital Holdings, LLC
200 Clarendon St., 55th floor
Boston, MA 02117

7.                                            Exhibit 1.  Exhibit 1 to the LP Agreement is hereby amended and restated as set forth in Exhibit 1 attached hereto.

8.                                            No Other Changes. Except as expressly amended by the terms of this Amendment, the LP Agreement remains unchanged and is in full force and effect pursuant to its terms.

IN WITNESS WHEREOF, this Amendment has been executed as of the 27th day of August, 2004.

GENERAL PARTNERS:	TETON POWER HOLDINGS, LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

BADGER POWER GENERATION I LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

LIMITED PARTNERS:	TETON POWER HOLDINGS, LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

BADGER POWER GENERATION II LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

EXHIBIT 1

Amended and Restated Agreement

Of Limited Partnership

Badger Power Associates, L.P.

Updated: August 27, 2004

General Partners	Interest

Badger Power Generation I LLC	0.5%

Teton Power Holdings, LLC	0.5%

Limited Partners	Interest

Badger Power Generation II LLC	97%

Teton Power Holdings, LLC	0.5%